Exhibit 99.1

Oceaneering Reports Second Quarter 2021 Results

HOUSTON, July 28, 2021 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported net income of $6.2 million, or $0.06 per share, on revenue of $498 million for the three months ended June 30, 2021. Adjusted net income was $10.4 million, or $0.10 per share, reflecting the impact of $3.2 million of pre-tax adjustments associated with a loss on the sale of an asset and foreign exchange losses recognized during the quarter, and $1.6 million of discrete tax adjustments, primarily due to changes in valuation allowances.

During the prior quarter ended March 31, 2021, Oceaneering reported a net loss of $9.4 million, or $(0.09) per share, on revenue of $438 million. Adjusted net income was $2.8 million, or $0.03 per share, reflecting the impact of $3.2 million of pre-tax adjustments associated with restructuring and other expenses and foreign exchange losses recognized during the quarter, and $9.6 million of discrete tax adjustments.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins), and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2021 Adjusted EBITDA Estimates, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Jun 30,		Mar 31,	Jun 30,

	2021	2020	2021	2021	2020

Revenue	$498,199	$427,216	$437,553	$935,752	$963,884
Gross Margin	68,397	42,537	56,657	125,054	89,289
Income (Loss) from Operations	22,819	(5,182)	13,783	36,602	(385,939)
Net Income (Loss)	6,241	(24,788)	(9,365)	(3,124)	(392,386)

Diluted Earnings (Loss) Per Share	$0.06	$(0.25)	$(0.09)	$(0.03)	$(3.96)

For the second quarter of 2021:
•Consolidated Adjusted EBITDA was $60.6 million
•Consolidated Adjusted Operating Income was $24.2 million
•Cash flow generated from operations was $50.5 million and free cash flow was $37.9 million
•Cash position increased by $13.3 million, from $443 million to $456 million
•We retired $30.5 million of our 2024 senior notes through open market repurchases

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Based on our first half financial performance and expectations for the second half of 2021, we are raising our adjusted EBITDA guidance to a range of $200 million to $225 million for the full year. This confidence, despite ongoing uncertainties associated with COVID-19, stems from positive client interactions, supportive oil price expectations, and growing backlog.

“Our second quarter 2021 results returned positive net income, and we produced adjusted EBITDA of $60.6 million, which exceeded consensus estimates. These positive results were attributable to the increased seasonal demand for our services and products in our energy businesses, growth in our government focused business segment, and forfeitures of long-term incentive accruals in Unallocated Expenses.

Segment Results:

“Sequentially, Subsea Robotics (SSR) revenue and adjusted operating income both increased as expected due to higher seasonal activity for ROV, survey, and tooling services. SSR adjusted EBITDA margin of 31% was relatively consistent with the first quarter of 2021, with pricing remaining stable across our SSR business lines.

"Second quarter 2021 ROV days on hire were sequentially higher for both drill support and vessel-based services as compared to first quarter 2021. Fleet utilization rose significantly, averaging 62% for the quarter, as compared to 53% for the first quarter. Our fleet use during the quarter was 58% in drill support and 42% in vessel-based activity, compared to 64% and 36%, respectively, during the first quarter. Second quarter 2021 average ROV revenue per day on hire of $8,056 was 2% higher than the first quarter of 2021.

"Manufactured Products (MP) second quarter 2021 adjusted operating income declined from the first quarter of 2021 on lower revenue. Sequentially, adjusted operating income margin decreased to 1% from 4% in the first quarter of 2021 as lower segment revenue decreased the ability to leverage our cost base. Our Manufactured Products backlog on June 30, 2021 was $315 million, compared to our March 31, 2021 backlog of $248 million. Our book-to-bill ratio was 1.3 for the six months ended June 30, 2021 and 0.8 for the trailing 12 months.

"The second quarter 2021 Offshore Projects Group (OPG) adjusted operating income declined as compared to the first quarter of 2021 despite a meaningful increase in revenue. Revenue benefited from ongoing field activities on several projects in Angola and a seasonal increase in intervention, maintenance and repair (IMR) work in the Gulf of Mexico. The sequential decline in adjusted operating income margin, from 10% in the first quarter of 2021 to 7% in the second quarter of 2021, was primarily due to unplanned downtime and related costs associated with the Angola riserless light well intervention project, which was partially offset by higher IMR activity levels in the Gulf of Mexico.

"Integrity Management and Digital Solutions (IMDS) sequential adjusted operating income was higher on a 19% increase in revenue. Higher seasonal activity and the start-up of several new projects contributed to the revenue increase. Continuing efficiency improvements, including utilization of field personnel, resulted in adjusted operating income margin increasing to 7% in the second quarter 2021 from 5% in the first quarter of 2021.

"Aerospace and Defense Technologies (ADTech) second quarter 2021 adjusted operating income improved from the first quarter of 2021 on a 20% increase in revenue. Adjusted operating income margin of 18% was better than forecast due to project mix and favorable rate-based adjustments. At the corporate level for the second quarter of 2021, adjusted Unallocated Expenses of $30.3 million were slightly lower as compared to the first quarter of 2021 due to lower expense accruals related to incentive-based compensation forfeitures.

Third Quarter Outlook:

"For the third quarter, compared to the second quarter, we anticipate relatively flat activity and operating profitability in our SSR, Manufactured Products, and IMDS segments, lower activity levels and relatively flat operating profitability in our OPG segment, and lower activity levels and lower operating profitability in our ADTech segment. Unallocated Expenses are forecast to be in the mid-$30 million range due primarily to increased information technology infrastructure costs and normalized accruals for incentive-based compensation. On a consolidated basis, we expect a sequential decline in third quarter 2021 results, with adjusted EBITDA in the range of $50 million to $55 million on slightly lower revenue.

Cash and Liquidity:

"Our cash balance of $456 million, coupled with improved debt markets and our expectation to generate meaningful free cash flow in 2021, will provide us with improved flexibility to address our 2024 debt maturity while we continue to leverage our technologies and core competencies into energy transition opportunities."

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include: the statements concerning Oceaneering’s expectations about: full year 2021 adjusted EBITDA range and the bases for that range; characterization of demand or activity levels as seasonal; references to backlog, to the extent backlog may be an indicator of future revenue or profitability; anticipated third quarter segment activity levels and operating profitability as compared to second quarter 2021; forecasted Unallocated Expenses and the bases for that forecast; expectations about consolidated third quarter 2021 sequential results and revenue, and adjusted EBITDA range; characterization of debt markets and expectation to generate meaningful free cash flow in 2021; and the expectation of improved flexibility to address the 2024 debt maturity.

The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; the continuing effects of the COVID-19 pandemic and the governmental, customer, supplier, and other responses thereto; cancellations of contracts, change orders and other contractual modifications, force majeure declarations and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements.

Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, aerospace, and entertainment industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Jun 30, 2021	Dec 31, 2020
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $456,087 and $452,016)				$1,228,876	$1,170,263
Net property and equipment				537,909	591,107
Other assets				294,764	284,472
Total Assets				$2,061,549	$2,045,842

LIABILITIES AND EQUITY
Current liabilities				$479,523	$437,116
Long-term debt				773,423	805,251
Other long-term liabilities				245,871	245,318
Equity				562,732	558,157
Total Liabilities and Equity				$2,061,549	$2,045,842

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2021	Jun 30, 2020	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020
	(in thousands, except per share amounts)

Revenue	$498,199	$427,216	$437,553	$935,752	$963,884
Cost of services and products	429,802	384,679	380,896	810,698	874,595
Gross margin	68,397	42,537	56,657	125,054	89,289
Selling, general and administrative expense	45,578	47,719	42,874	88,452	103,460
Long-lived assets impairments	—	—	—	—	68,763
Goodwill impairment	—	—	—	—	303,005
Income (loss) from operations	22,819	(5,182)	13,783	36,602	(385,939)
Interest income	683	511	519	1,202	1,788
Interest expense, net of amounts capitalized	(9,729)	(11,611)	(10,407)	(20,136)	(24,073)
Equity in income (losses) of unconsolidated affiliates	378	674	534	912	1,871
Other income (expense), net	(1,955)	(3,660)	(1,453)	(3,408)	(10,788)
Income (loss) before income taxes	12,196	(19,268)	2,976	15,172	(417,141)
Provision (benefit) for income taxes	5,955	5,520	12,341	18,296	(24,755)
Net Income (Loss)	$6,241	$(24,788)	$(9,365)	$(3,124)	$(392,386)

Weighted average diluted shares outstanding	100,847	99,273	99,461	99,613	99,164
Diluted earnings (loss) per share	$0.06	$(0.25)	$(0.09)	$(0.03)	$(3.96)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2021	Jun 30, 2020 *	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020 *
	($ in thousands)
Subsea Robotics
Revenue	$141,371	$119,234	$119,119	$260,490	$259,004
Gross margin	$31,767	$21,324	$24,078	$55,845	$40,797
Operating income (loss)	$21,710	$11,662	$14,619	$36,329	$(82,421)
Operating income (loss) %	15%	10%	12%	14%	(32)%
ROV days available	22,750	22,750	22,469	45,219	45,500
ROV days utilized	14,005	13,501	11,887	25,892	28,354
ROV utilization	62%	59%	53%	57%	62%

Manufactured Products
Revenue	$79,127	$100,570	$86,825	$165,952	$267,104
Gross margin	$8,391	$13,679	$10,004	$18,395	$31,628
Operating income (loss)	$790	$3,865	$2,753	$3,543	$(62,273)
Operating income (loss) %	1%	4%	3%	2%	(23)%
Backlog at end of period	$315,000	$380,000	$248,000	$315,000	$380,000

Offshore Projects Group
Revenue	$107,951	$73,840	$89,234	$197,185	$148,094
Gross margin	$14,566	$3,170	$15,111	$29,677	$5,265
Operating income (loss)	$7,996	$(4,135)	$8,813	$16,809	$(83,458)
Operating income (loss) %	7%	(6)%	10%	9%	(56)%

Integrity Management & Digital Solutions
Revenue	$64,070	$53,969	$54,048	$118,118	$118,698
Gross margin	$10,462	$5,455	$8,209	$18,671	$15,247
Operating income (loss)	$4,721	$(1,825)	$2,474	$7,195	$(123,360)
Operating income (loss) %	7%	(3)%	5%	6%	(104)%

Aerospace and Defense Technologies
Revenue	$105,680	$79,603	$88,327	$194,007	$170,984
Gross margin	$24,603	$17,313	$22,110	$46,713	$34,798
Operating income (loss)	$19,340	$13,430	$16,839	$36,179	$26,401
Operating income (loss) %	18%	17%	19%	19%	15%

Unallocated Expenses
Gross margin	$(21,392)	$(18,404)	$(22,855)	$(44,247)	$(38,446)
Operating income (loss)	$(31,738)	$(28,179)	$(31,715)	$(63,453)	$(60,828)

Total
Revenue	$498,199	$427,216	$437,553	$935,752	$963,884
Gross margin	$68,397	$42,537	$56,657	$125,054	$89,289
Operating income (loss)	$22,819	$(5,182)	$13,783	$36,602	$(385,939)
Operating income (loss) %	5%	(1)%	3%	4%	(40)%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

* Recast to reflect segment changes.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2021	Jun 30, 2020	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020
	(in thousands)

Capital Expenditures, including Acquisitions	$12,629	$10,631	$10,699	$23,328	$37,860

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2021	Jun 30, 2020 *	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020 *
	(in thousands)
Depreciation and amortization:
Energy Services and Products
Subsea Robotics	$22,436	$25,080	$22,952	$45,388	$164,267
Manufactured Products	3,248	3,587	3,227	6,475	19,551
Offshore Projects Group	6,862	8,255	7,125	13,987	83,162
Integrity Management & Digital Solutions	1,091	757	1,124	2,215	125,100
Total Energy Services and Products	33,637	37,679	34,428	68,065	392,080
Aerospace and Defense Technologies	1,404	658	1,276	2,680	1,345
Unallocated Expenses	184	361	767	951	1,469
Total Depreciation and Amortization	$35,225	$38,698	$36,471	$71,696	$394,894

Goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $310 million in the six months ended June 30, 2020.

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2021 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Jun 30, 2021		Jun 30, 2020		Mar 31, 2021
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$6,241	$0.06	$(24,788)	$(0.25)	$(9,365)	$(0.09)
Pre-tax adjustments for the effects of:
Loss on sale of asset	1,415		—		—
Restructuring expenses and other	—		5,708		1,308
Foreign currency (gains) losses	1,800		3,908		1,861
Total pre-tax adjustments	3,215		9,616		3,169

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(674)		(2,331)		(605)
Discrete tax items:
Share-based compensation	(4)		16		577
Uncertain tax positions	186		735		(16)
U.S. CARES Act	—		1,159		—
Valuation allowances	3,525		3,245		6,758
Other	(2,136)		(1,887)		2,275
Total discrete tax adjustments	1,571		3,268		9,594
Total of adjustments	4,112		10,553		12,158
Adjusted Net Income (Loss)	$10,353	$0.10	$(14,235)	$(0.14)	$2,793	$0.03
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		100,847		99,273		100,480

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Six Months Ended
	Jun 30, 2021		Jun 30, 2020
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(3,124)	$(0.03)	$(392,386)	$(3.96)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	—		68,763
Long-lived assets write-offs	—		7,328
Goodwill impairment	—		303,005
Loss on sale of asset	1,415		—
Restructuring expenses and other	1,308		12,338
Foreign currency (gains) losses	3,661		10,958
Total pre-tax adjustments	6,384		402,392

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(1,279)		(47,686)
Discrete tax items:
Share-based compensation	573		1,003
Uncertain tax positions	170		(8,917)
U.S. CARES Act	—		(32,625)
Valuation allowances	10,283		68,453
Other	139		(937)
Total discrete tax adjustments	11,165		26,977
Total of adjustments	16,270		381,683
Adjusted Net Income (Loss)	$13,146	$0.13	$(10,703)	$(0.11)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		100,672		99,164

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2021	Jun 30, 2020	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020
	($ in thousands)

Net income (loss)	$6,241	$(24,788)	$(9,365)	$(3,124)	$(392,386)
Depreciation and amortization	35,225	38,698	36,471	71,696	394,894
Subtotal	41,466	13,910	27,106	68,572	2,508
Interest expense, net of interest income	9,046	11,100	9,888	18,934	22,285
Amortization included in interest expense	907	333	303	1,210	—
Provision (benefit) for income taxes	5,955	5,520	12,341	18,296	(24,755)
EBITDA	57,374	30,863	49,638	107,012	38
Adjustments for the effects of:
Long-lived assets impairments	—	—	—	—	68,763
Loss on sale of asset	1,415	—	—	1,415	—
Restructuring expenses and other	—	5,708	1,308	1,308	12,338
Foreign currency (gains) losses	1,800	3,908	1,861	3,661	10,958
Total of adjustments	3,215	9,616	3,169	6,384	92,059
Adjusted EBITDA	$60,589	$40,479	$52,807	$113,396	$92,097

Revenue	$498,199	$427,216	$437,553	$935,752	$963,884

EBITDA margin %	12%	7%	11%	11%	—%
Adjusted EBITDA margin %	12%	9%	12%	12%	10%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Free Cash Flow

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2021	Jun 30, 2020	Mar 31, 2021	Jun 30, 2021	Jun 30, 2020
	(in thousands)
Net Income (loss)	$6,241	$(24,788)	$(9,365)	$(3,124)	$(392,386)
Non-cash adjustments:
Depreciation and amortization, including goodwill impairment	35,225	38,698	36,471	71,696	394,894
Long-lived asset impairments	—	—	—	—	68,763
Other non-cash	(1,294)	41	(365)	(1,659)	(4,585)
Other increases (decreases) in cash from operating activities	10,374	23,567	(28,464)	(18,090)	(61,318)
Cash flow provided by (used in) operating activities	50,546	37,518	(1,723)	48,823	5,368
Purchases of property and equipment	(12,629)	(10,631)	(10,699)	(23,328)	(37,860)
Free Cash Flow	$37,917	$26,887	$(12,422)	$25,495	$(32,492)

2021 Adjusted EBITDA Estimates

				For the Three Months Ended
				September 30, 2021
				Low	High
				(in thousands)
Income (loss) before income taxes				$4,000	$7,000
Depreciation and amortization				36,000	38,000
Subtotal				40,000	45,000
Interest expense, net of interest income				10,000	10,000
Adjusted EBITDA				$50,000	$55,000

				For the Year Ended
				December 31, 2021
				Low	High
				(in thousands)
Income (loss) before income taxes				$15,000	$35,000
Depreciation and amortization				145,000	150,000
Subtotal				160,000	185,000
Interest expense, net of interest income				40,000	40,000
Adjusted EBITDA				$200,000	$225,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended June 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$21,710	$790	$7,996	$4,721	$19,340	$(31,738)	$22,819
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Total of adjustments	—	—	—	—	—	1,415	1,415

Adjusted Operating Income (Loss)	$21,710	$790	$7,996	$4,721	$19,340	$(30,323)	$24,234

Revenue	$141,371	$79,127	$107,951	$64,070	$105,680		$498,199
Operating income (loss) % as reported in accordance with GAAP	15%	1%	7%	7%	18%		5%
Operating income (loss) % using adjusted amounts	15%	1%	7%	7%	18%		5%

	For the Three Months Ended June 30, 2020 *
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$11,662	$3,865	$(4,135)	$(1,825)	$13,430	$(28,179)	$(5,182)
Adjustments for the effects of:
Restructuring expenses and other	1,380	1,212	1,405	1,536	—	175	5,708
Total of adjustments	1,380	1,212	1,405	1,536	—	175	5,708

Adjusted Operating Income (Loss)	$13,042	$5,077	$(2,730)	$(289)	$13,430	$(28,004)	$526

Revenue	$119,234	$100,570	$73,840	$53,969	$79,603		$427,216
Operating income (loss) % as reported in accordance with GAAP	10%	4%	(6)%	(3)%	17%		(1)%
Operating income (loss) % using adjusted amounts	11%	5%	(4)%	(1)%	17%		—%

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended March 31, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$14,619	$2,753	$8,813	$2,474	$16,839	$(31,715)	$13,783
Adjustments for the effects of:
Restructuring expenses and other	395	537	149	217	10	—	1,308
Total of adjustments	395	537	149	217	10	—	1,308
Adjusted Operating Income (Loss)	$15,014	$3,290	$8,962	$2,691	$16,849	$(31,715)	$15,091

Revenue	$119,119	$86,825	$89,234	$54,048	$88,327		$437,553
Operating income (loss) % as reported in accordance with GAAP	12%	3%	10%	5%	19%		3%
Operating income (loss) % using adjusted amounts	13%	4%	10%	5%	19%		3%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Six Months Ended June 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$36,329	$3,543	$16,809	$7,195	$36,179	$(63,453)	$36,602
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Restructuring expenses and other	395	537	149	217	10	—	1,308
Total of adjustments	395	537	149	217	10	1,415	2,723

Adjusted Operating Income (Loss)	$36,724	$4,080	$16,958	$7,412	$36,189	$(62,038)	$39,325

Revenue	$260,490	$165,952	$197,185	$118,118	$194,007		$935,752
Operating income (loss) % as reported in accordance with GAAP	14%	2%	9%	6%	19%		4%
Operating income (loss) % using adjusted amounts	14%	2%	9%	6%	19%		4%

	For the Six Months Ended June 30, 2020 *
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(82,421)	$(62,273)	$(83,458)	$(123,360)	$26,401	$(60,828)	$(385,939)
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	7,522	167	—	—	68,763
Long-lived assets write-offs	7,328	—	—	—	—	—	7,328
Goodwill impairment	102,118	11,388	66,285	123,214	—	—	303,005
Restructuring expenses and other	2,299	3,196	2,621	3,767	—	455	12,338
Total of adjustments	111,745	75,658	76,428	127,148	—	455	391,434

Adjusted Operating Income (Loss)	$29,324	$13,385	$(7,030)	$3,788	$26,401	$(60,373)	$5,495

Revenue	$259,004	$267,104	$148,094	$118,698	$170,984		$963,884
Operating income (loss) % as reported in accordance with GAAP	(32)%	(23)%	(56)%	(104)%	15%		(40)%
Operating income (loss) % using adjusted amounts	11%	5%	(5)%	3%	15%		1%

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$21,710	$790	$7,996	$4,721	$19,340	$(31,738)	$22,819
Adjustments for the effects of:
Depreciation and amortization	22,436	3,248	6,862	1,091	1,404	184	35,225
Other pre-tax	—	—	—	—	—	(670)	(670)
EBITDA	44,146	4,038	14,858	5,812	20,744	(32,224)	57,374
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Foreign currency (gains) losses	—	—	—	—	—	1,800	1,800
Total of adjustments	—	—	—	—	—	3,215	3,215
Adjusted EBITDA	$44,146	$4,038	$14,858	$5,812	$20,744	$(29,009)	$60,589

Revenue	$141,371	$79,127	$107,951	$64,070	$105,680		$498,199
Operating income (loss) % as reported in accordance with GAAP	15%	1%	7%	7%	18%		5%
EBITDA Margin	31%	5%	14%	9%	20%		12%
Adjusted EBITDA Margin	31%	5%	14%	9%	20%		12%

	For the Three Months Ended June 30, 2020 *
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$11,662	$3,865	$(4,135)	$(1,825)	$13,430	$(28,179)	$(5,182)
Adjustments for the effects of:
Depreciation and amortization	25,080	3,587	8,255	757	658	361	38,698
Other pre-tax	—	—	—	—	—	(2,653)	(2,653)
EBITDA	36,742	7,452	4,120	(1,068)	14,088	(30,471)	30,863
Adjustments for the effects of:
Restructuring expenses and other	1,380	1,212	1,405	1,536	—	175	5,708
Foreign currency (gains) losses	—	—	—	—	—	3,908	3,908
Total of adjustments	1,380	1,212	1,405	1,536	—	4,083	9,616
Adjusted EBITDA	$38,122	$8,664	$5,525	$468	$14,088	$(26,388)	$40,479

Revenue	$119,234	$100,570	$73,840	$53,969	$79,603		$427,216
Operating income (loss) % as reported in accordance with GAAP	10%	4%	(6)%	(3)%	17%		(1)%
EBITDA Margin	31%	7%	6%	(2)%	18%		7%
Adjusted EBITDA Margin	32%	9%	7%	1%	18%		9%

* Recast to reflect segment changes.

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$14,619	$2,753	$8,813	$2,474	$16,839	$(31,715)	$13,783
Adjustments for the effects of:
Depreciation and amortization	22,952	3,227	7,125	1,124	1,276	767	36,471
Other pre-tax	—	—	—	—	—	(616)	(616)
EBITDA	37,571	5,980	15,938	3,598	18,115	(31,564)	49,638
Adjustments for the effects of:
Restructuring expenses and other	395	537	149	217	10	—	1,308
Foreign currency (gains) losses	—	—	—	—	—	1,861	1,861
Total of adjustments	395	537	149	217	10	1,861	3,169
Adjusted EBITDA	$37,966	$6,517	$16,087	$3,815	$18,125	$(29,703)	$52,807

Revenue	$119,119	$86,825	$89,234	$54,048	$88,327		$437,553
Operating income (loss) % as reported in accordance with GAAP	12%	3%	10%	5%	19%		3%
EBITDA Margin	32%	7%	18%	7%	21%		11%
Adjusted EBITDA Margin	32%	8%	18%	7%	21%		12%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Six Months Ended June 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$36,329	$3,543	$16,809	$7,195	$36,179	$(63,453)	$36,602
Adjustments for the effects of:
Depreciation and amortization	45,388	6,475	13,987	2,215	2,680	951	71,696
Other pre-tax	—	—	—	—	—	(1,286)	(1,286)
EBITDA	81,717	10,018	30,796	9,410	38,859	(63,788)	107,012
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Restructuring expenses and other	395	537	149	217	10	—	1,308
Foreign currency (gains) losses	—	—	—	—	—	3,661	3,661
Total of adjustments	395	537	149	217	10	5,076	6,384
Adjusted EBITDA	$82,112	$10,555	$30,945	$9,627	$38,869	$(58,712)	$113,396

Revenue	$260,490	$165,952	$197,185	$118,118	$194,007		$935,752
Operating income (loss) % as reported in accordance with GAAP	14%	2%	9%	6%	19%		4%
EBITDA Margin	31%	6%	16%	8%	20%		11%
Adjusted EBITDA Margin	32%	6%	16%	8%	20%		12%

	For the Six Months Ended June 30, 2020 *
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(82,421)	$(62,273)	$(83,458)	$(123,360)	$26,401	$(60,828)	$(385,939)
Adjustments for the effects of:
Depreciation and amortization	164,267	19,551	83,162	125,100	1,345	1,469	394,894
Other pre-tax	—	—	—	—	—	(8,917)	(8,917)
EBITDA	81,846	(42,722)	(296)	1,740	27,746	(68,276)	38
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	7,522	167	—	—	68,763
Restructuring expenses and other	2,299	3,196	2,621	3,767	—	455	12,338
Foreign currency (gains) losses	—	—	—	—	—	10,958	10,958
Total of adjustments	2,299	64,270	10,143	3,934	—	11,413	92,059
Adjusted EBITDA	$84,145	$21,548	$9,847	$5,674	$27,746	$(56,863)	$92,097

Revenue	$259,004	$267,104	$148,094	$118,698	$170,984		$963,884
Operating income (loss) % as reported in accordance with GAAP	(32)%	(23)%	(56)%	(104)%	15%		(40)%
EBITDA Margin	32%	(16)%	—%	1%	16%		—%
Adjusted EBITDA Margin	32%	8%	7%	5%	16%		10%

* Recast to reflect segment changes.